UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2018

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California	0-18225	77-0059951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (408) 526-4000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On June 19, 2018, Prat Bhatt, Senior Vice President, Corporate Controller and Chief Accounting Officer of Cisco Systems, Inc. (“Cisco”), adopted a pre-arranged stock trading plan to sell shares of Cisco stock. The plan is scheduled to terminate in December 2019.

On June 20, 2018, Mark Chandler, Executive Vice President and Chief Legal Officer of Cisco, adopted a pre-arranged stock trading plan to sell shares of Cisco stock. The plan is scheduled to terminate in August 2019.

On June 22, 2018, Kelly A. Kramer, Executive Vice President and Chief Financial Officer of Cisco, adopted a pre-arranged stock trading plan to sell shares of Cisco stock. The plan is scheduled to terminate in June 2019.

The transactions under the plans will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission. The plans were adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and Cisco’s policies regarding stock transactions.

Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock. Using these plans, individuals can prudently and gradually diversify their investment portfolios over an extended period of time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: June 25, 2018	By:	/s/ Evan Sloves
	Name:	Evan Sloves
	Title:	Secretary